                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                Brown Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             BROWN GROUP, INC. LOGO
    8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
MAY 27, 1999

    The Annual Meeting of Shareholders of Brown Group, Inc. (the "Corporation") will be held on the 27th day of May, 1999, at 11:00 a.m., in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri, for the following purposes:

A.  To elect two Directors;

B. To consider and vote upon a proposal, recommended by the Board of Directors of the Corporation, to amend the Certificate of Incorporation of the Corporation to change its name to "Brown Shoe Company, Inc.";

C. To ratify and approve the prior adoption by the Board of Directors of the Brown Group, Inc. Incentive and Stock Compensation Plan of 1999, as described in the following Proxy Statement, and the allocation of 900,000 shares of the Corporation's Common Stock thereto; and

D.  To transact such other business as may properly come before the meeting.

    On January 31, 1999, the Board of Directors of the Corporation amended
Article II, Section 1 of the Bylaws of the Corporation to increase the number of Directors from ten to eleven, effective on January 31, 1999, and to classify the Directors in respect of the time for which they shall severally hold office by dividing them into two classes of four Directors each and one class of three Directors, and elected Mr. Ronald A. Fromm to fill the Directorial vacancy created by that amendment to the Bylaws, to serve until the 1999 Annual Meeting of the Shareholders of the Corporation. On March 4, 1999, the Board of Directors of the Corporation amended Article II, Section 1 of the Bylaws of the Corporation to reduce the number of Directors from eleven to seven, effective on May 27, 1999, and to classify the Directors in respect of the time for which they shall severally hold office by dividing them into two classes of two Directors each and one class of three Directors. On April 20, 1999, the Board of Directors repealed the March 4, 1999 Bylaw amendment reducing the number of Directors from eleven to seven and, instead, further amended the Bylaws to change the number of Directors to eight, effective on May 27, 1999, and to classify the Directors in respect of the time for which they shall severally hold office by dividing them into two classes of three Directors each and one class of two Directors. Article II, Section 1 of the Bylaws, as further so amended, is set forth in Exhibit 1 to the accompanying Proxy Statement. At the same meeting on April 20, 1999, the Board of Directors designated Ms. Patricia
G. McGinnis as the Board's nominee for election by the Shareholders of the Corporation to fill the Directorial vacancy created by that most recent amendment to the Bylaws, to serve, if elected by the Corporation's Shareholders, until the 2002 Annual Meeting of the Shareholders of the Corporation. As a result, the number of Directors from and after May 27, 1999 will be eight.

    On March 4, 1999, the Board of Directors approved the adoption of a resolution establishing a policy of confidential voting for Shareholders of the Corporation, effective immediately. That policy is set forth in Exhibit 3 to the accompanying Proxy Statement.

    Holders of Common Stock of the Corporation whose names appear of record on the books of the Corporation at the close of business on April 7, 1999 are entitled to receive notice of and to vote at said meeting.

                                               ROBERT D. PICKLE
                                               Vice President, General Counsel
                                               and Corporate Secretary
8300 Maryland Avenue
Post Office Box 29
St. Louis, Missouri 63166-0029
April 26, 1999

    It is important that your shares be represented and voted at the Annual Meeting. Shareholders are urged to vote in one of these ways:

    -  USE THE TOLL-FREE TELEPHONE NUMBER shown on the Proxy card;

    -  VISIT THE WEB SITE shown on the Proxy card to vote via the Internet; or

    - SIGN, DATE AND PROMPTLY RETURN the Proxy card in the enclosed postage paid, return addressed envelope.

                             BROWN GROUP, INC. LOGO
    8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029

                                PROXY STATEMENT

                                  ------------

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 27, 1999

                                  ------------

     This Proxy Statement is furnished to Shareholders of Brown Group, Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of Proxies for use at the Annual Meeting of Shareholders to be held on May 27, 1999, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     On the April 7, 1999 record date, the Corporation had outstanding 18,204,290 shares of Common Stock of the par value of $3.75 per share, each of which is entitled to one vote. The Corporation's Annual Report for the Fiscal Year ended January 30, 1999 accompanies this Proxy Statement. Such report shall not, however, be considered as proxy soliciting material. This Proxy Statement, the enclosed form of Proxy, and the Corporation's Annual Report to Shareholders are being mailed to Shareholders of the Corporation on or about April 26, 1999.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to each person known by the Corporation, as of April 7, 1999, to beneficially own more than 5% of the Common Stock of the Corporation:

                                                           NUMBER OF                   PERCENT OF
                                                           SHARES OF                  OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                      COMMON STOCK                COMMON STOCK
------------------------------------                      ------------                ------------
Becker Capital Management, Inc.                            1,052,050(1)               5.78%(1)
1211 Southwest Fifth Avenue, Suite 2185
Portland, Oregon 97204
Dimensional Fund Advisors Inc.                               910,600(2)               5.04%(2)
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Mellon Bank Corporation,                                   1,405,478(3)               7.72%(3)
through its indirect, wholly-owned Subsidiaries
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

------------------------

(1) Based on written representations made to the Corporation by such Shareholder, the named Shareholder, acting in various fiduciary capacities, possessed sole voting authority over 999,448 shares and sole investment authority over 1,052,050 shares.

(2) Based on written representations made to the Corporation by such Shareholder, the named Shareholder, acting in various fiduciary capacities, possessed sole voting authority over 910,600 shares and sole investment authority over 910,600 shares.

(3) Based on written representations made to the Corporation by such Shareholder, the named Shareholder, acting in various fiduciary capacities, possessed sole voting authority over 1,249,778 shares, sole investment authority over 1,261,078 shares and shared investment authority over 144,400 shares.

                        SECURITY HOLDINGS OF MANAGEMENT

     The following table sets forth, as of April 7, 1999, the amounts of Common Stock of the Corporation beneficially owned by each Director of the Corporation, each nominee for election as a Director of the Corporation, certain Executive Officers of the Corporation who are listed in the Summary Compensation Table on pages 10 and 11 of this Proxy Statement, and all Directors and Executive Officers of the Corporation as a Group, together with the number of incentive options and non-qualified options to purchase shares of Common Stock which are exercisable by such persons, either immediately or by June 6, 1999, at prices ranging from $14.1875 to $37.8125 per share, and which option shares are considered to be beneficially owned by such persons pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934:

                                                                      AMOUNT OF COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                -----------------------------------
                                                                NUMBER OF               OPTIONS
                                                                 SHARES              EXERCISABLE BY
NAME                                                              OWNED               JUNE 6, 1999
----                                                            ---------            --------------
Joseph L. Bower.............................................       3,400                    -0-
B. A. Bridgewater, Jr.......................................      93,753                    -0-
Brian C. Cook...............................................      86,891                 53,500
Julie C. Esrey..............................................       2,000                    -0-
Ronald A. Fromm.............................................      90,409                 45,000
Richard A. Liddy............................................       2,700                    -0-
John Peters MacCarthy.......................................       4,750                    -0-
John D. Macomber............................................       4,000                    -0-
William E. Maritz...........................................       3,100                    -0-
Patricia G. McGinnis........................................         -0-                    -0-
General Edward C. Meyer, Retired............................       3,000                    -0-
Harry E. Rich...............................................      56,687                 46,000
Jerry E. Ritter.............................................       2,600                    -0-
David H. Schwartz...........................................       6,845                 21,250
Directors and Executive Officers as a Group
  (25 persons, including those named above).................     466,466                323,750

     Each person identified in the preceding table is the beneficial owner of less than 1% of the Corporation's Common Stock. The 25 persons comprising Directors and Executive Officers as a Group are, in the aggregate, the beneficial owners of 4.26% of such outstanding Common Stock, when the shares subject to the options described above are considered as beneficially owned by such persons. Such option shares have been deemed to be outstanding as of April 7, 1999, for purposes of calculating the aggregate percentage beneficially owned by Directors and Executive Officers as a Group.

                                      (A)
                           THE ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. This classified Board structure was adopted on November 2, 1954. Two Directors are to be elected for terms expiring at the Annual Meeting in 2002; three Directors will continue in office for terms expiring at the Annual Meeting in 2001; and three Directors will continue in office for terms expiring at the Annual Meeting in 2000 (or, in the case of each Director, until such Director's successor has been elected and qualified). It is intended that the votes will be cast pursuant to the accompanying Proxy for the election of the nominees named below, unless otherwise directed. In the event that any nominees for office should for any reason become unavailable, although no reason is known why any will be unable to serve, it is intended that votes will be cast pursuant to the accompanying Proxy for substitute nominees designated by the Board of Directors, except for Proxies marked to the contrary.

     The nominees and the Directors who will continue in office, the terms for which they are nominated or have been elected, their other positions or offices with the Corporation, their ages, the respective years which marked the commencement of their continuous service as Directors of the Corporation and their principal current occupations are as set forth below. All Directors continuing in office previously have been elected by the Shareholders; neither Mr. Ronald A. Fromm nor Ms. Patricia G. McGinnis, each of whom is a nominee for election as a Director, previously has been elected by the Shareholders of the Corporation.

TO BE ELECTED FOR A TERM
OF THREE YEARS

                                                                                                   DIRECTOR
                                                                                                 CONTINUOUSLY
                            NAME AND OTHER POSITIONS OR OFFICES WITH THE CORPORATION    AGE         SINCE
                            --------------------------------------------------------    ---      ------------

FROMM PHOT0                 RONALD A. FROMM
                            Chairman of the Board of Directors, President,
                            Chief Executive Officer and President of
                            Brown Shoe Company....................................      48           1999

McGinnis PHOT0              PATRICIA G. MCGINNIS..................................      51            n/a

TO CONTINUE IN OFFICE
FOR TWO YEARS

                                                                                                     DIRECTOR
                                                                                                   CONTINUOUSLY
                            NAME AND OTHER POSITIONS OR OFFICES WITH THE CORPORATION      AGE         SINCE
                            --------------------------------------------------------      ---      ------------

ESREY PHOT0                 JULIE C. ESREY
                            Member of the Corporation's Audit
                            Committee and Member of the Corporation's
                            Governance and Nominating Committee...................        60           1995

LIDDY PHOTO                 RICHARD A. LIDDY
                            Chairman of the Corporation's Audit Committee;
                            Member of the Corporation's Executive Committee
                            and Member of the Corporation's Governance and
                            Nominating Committee..................................        63           1994

MacCARTHY PHOT0             JOHN PETERS MACCARTHY
                            Member of the Corporation's Audit Committee
                            and Member of the Corporation's Compensation
                            Committee.............................................        66           1996

TO CONTINUE IN OFFICE
FOR ONE YEAR

                                                                                                     DIRECTOR
                                                                                                   CONTINUOUSLY
                            NAME AND OTHER POSITIONS OR OFFICES WITH THE CORPORATION      AGE         SINCE
                            --------------------------------------------------------      ---      ------------

BOWER PHOTO                 JOSEPH L. BOWER
                            Chairman of the Corporation's Compensation Committee and
                            Member of the Corporation's Executive Committee.......        60           1987

RICH PHOTO                  HARRY E. RICH
                            Executive Vice President and Chief Financial Officer;
                            Member of the Corporation's Executive Committee.......        59           1985

RITTER PHOTO                JERRY E. RITTER
                            Chairman of the Corporation's Governance and Nominating
                            Committee; Member of the Corporation's Compensation
                            Committee and Member of the Corporation's Executive
                            Committee.............................................        64           1996

     The following are brief summaries of the business experience, during the period of the past five years, of each of the nominees for election as Directors of the Corporation and of each of the present Directors of the Corporation who are continuing in office, including, where applicable, information as to the other company directorships currently held by each of them:

     Mr. Ronald A. Fromm has been Chairman of the Board of Directors, President and Chief Executive Officer and a Director of Brown Group, Inc. and President of Brown Shoe Company since January 31, 1999. Previously, Mr. Fromm served as Vice President, Brown Group, Inc. and President of Brown Shoe Company from April 9, 1998 and March 9, 1998, respectively, until January 31, 1999. From 1992 until March 9, 1998, Mr. Fromm served as Executive Vice President of the Famous Footwear Division of the Corporation, where, previously, he served from 1991 to 1992 as Vice President and Chief Financial Officer. He currently serves as a director of the Footwear Distributors and Retailers of America, of the Fashion Footwear Association of New York and of the Two/Ten International Footwear Foundation.

     Ms. Patricia G. McGinnis is the President and Chief Executive Officer of the Council for Excellence in Government, a national membership organization of private sector leaders who have served as senior officials in government. She has held that position since June, 1994. From 1982 until May, 1994, she was a principal at the public affairs consulting firm of Winner/Wagner & Francis, formerly known as the FMR Group. Previously, she had served in various senior policy positions in the federal government, including the Office of the Vice President, the Department of Health and Human Services, the Department of Commerce, the Office of Management and Budget and the Senate Budget Committee. Ms. McGinnis is a member of the Board of Directors of Primark Corporation, the American Society of Association Executives, and the Board of Visitors of the School of Public Affairs at the University of Maryland. She is also a Fellow of the National Academy of Public Administration, and previously served on the Executive Council of the Kennedy School of Government at Harvard University and the Associates Council of the School of Business and Public Management at George Washington University.

     Mrs. Julie C. Esrey serves as a director of various organizations. From 1962 to 1976, she was employed as an International Economist for Exxon Corporation, where she subsequently was engaged as a consultant. Mrs. Esrey is a member of the Executive Committee of the Board of Trustees of Duke University and a director of the Duke Management Company. She also has served as a director of Bank IV Kansas, National Association, in Wichita, Kansas, and as a member of the Board of Visitors of the Duke University Medical Center and the Central Governing Board for the Children's Mercy Hospital, in Kansas City, Missouri.

     Mr. Richard A. Liddy is a director and Chairman of the Board of Directors, President and Chief Executive Officer of GenAmerica Corporation, formerly known as the General American Life Insurance Company. He served as President and Chief Executive Officer of that organization from 1992 until January 26, 1995, when he was elected to the additional office of Chairman of the Board of Directors, and from 1988 until 1992 was President and Chief Operating Officer of the General American Life Insurance Company, now GenAmerica Corporation. Mr. Liddy is a director and Chairman of the Board of the Reinsurance Group of America, Inc., and of the registered investment companies of the General American Capital Company and The Walnut Street Funds, Inc. Mr. Liddy serves on the Boards of Directors of Ameren Corporation, Ralston Purina Company, the Boy Scouts of America, the Missouri Historical Society, the Saint Louis Art Museum, the United Way of Greater Saint Louis and Webster University in Saint Louis. Additionally, he is a member of the Board of Directors of the American Council of Life Insurance.

     Mr. John Peters MacCarthy is the past Chairman and Chief Executive Officer of Boatmen's Trust Company, a position he held from 1988 until his retirement in 1994. He served as President and Chief Executive Officer of Centerre Bank, National Association from 1984 until 1988. He served as an officer of Centerre Trust Company from 1969 until 1979, when he was named Chief Executive Officer and a Director of Centerre Trust Company. He was a Partner in the law firm of Bryan, Cave, McPheeters and McRoberts in Saint Louis, Missouri from 1959 to 1968. Mr. MacCarthy serves on the Board of Directors of Ameren Corporation. Mr. MacCarthy is a Trustee of Washington University and of the Saint Louis Art Museum.

     Mr. Joseph L. Bower is, and for the period of the past five years has been, the Donald Kirk David Professor of Business Administration at the Harvard Business School. In addition, from September, 1985 until

September, 1989, he was Senior Associate Dean and Director of External Relations at that institution, where from September, 1989 to September, 1995, he was Chairman of Doctoral Programs and Director of Research. Mr. Bower serves as a director of Anika Therapeutics, the M. L. Lee Acquisition Fund, the New America High Income Fund and Sonesta International Hotels Corporation and as a Trustee of the New England Conservatory of Music and of the Dana DeCordova Museum.

     Mr. Harry E. Rich has been Executive Vice President and Chief Financial Officer of the Corporation during the past five years. Previously, Mr. Rich served as Senior Vice President of the Corporation. Mr. Rich serves as a director of the registered investment companies of the General American Capital Company and The Walnut Street Funds, Inc. and as an advisory director of NationsBank, Saint Louis Region.

     Mr. Jerry E. Ritter is Chairman of the Board of Directors of the Kiel Center sports and entertainment complex and of the Saint Louis Blues Hockey Club of the National (Professional) Hockey League. Mr. Ritter also is Chairman of the Board of Directors and Chief Executive Officer of Clark Enterprises, Inc., a (parent) holding company engaged in the management and operation of the Kiel Center. Mr. Ritter is a Consultant to Anheuser-Busch Companies, Inc., a company engaged in the brewing of beer and in providing family entertainment, where, until 1996, he was Executive Vice President and Chief Financial and Administrative Officer. Mr. Ritter is a director of The Earthgrains Company, The Kroll-O'Gara Company and Omniquip International, Inc., and serves, also, as a member of the Board of Directors of the Automobile Club of Missouri and as Chairman of the Board of Commissioners of the Saint Louis Science Center.

     There are no family relationships between any Directors or Executive Officers of the Corporation.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

     The following information is given for the Fiscal Years ended January 30, 1999, January 31, 1998 and February 1, 1997 concerning annual and long-term compensation for services rendered to the Corporation and its subsidiaries of those persons who at January 30, 1999 were the Corporation's Chief Executive Officer and the other four most highly compensated Executive Officers of the Corporation whose total salary and bonuses exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                            ANNUAL COMPENSATION                  COMPENSATION AWARDS(4)
                                     ----------------------------------      -------------------------------
                                                                                                SECURITIES
                                                           OTHER ANNUAL        RESTRICTED       UNDERLYING       ALL OTHER
          NAME AND                                BONUS    COMPENSATION      STOCK AWARD(S)    OPTIONS/SARS     COMPENSATION
     PRINCIPAL POSITION       YEAR   SALARY($)   ($)(1)       ($)(2)             ($)(3)           (#)(5)           ($)(6)
     ------------------       ----   ---------   -------   ------------      --------------    ------------     ------------
B. A. Bridgewater, Jr. .....  1998    725,000    412,000     -0-                -0-               -0-/-0-           8,531
Chairman of the Board,        1997    725,000      -0-       -0-                163,750           -0-/-0-          11,343
President and Chief           1996    725,000    164,140     -0-                581,875           -0-/-0-          11,051
Executive Officer (until
January 30, 1999)(7)
Brian C. Cook...............  1998    475,000    380,000     -0-                421,875        70,000/18,278        5,984
Vice President of the         1997    475,000    152,950     -0-                 81,875        32,000/20,441        5,984
Corporation and               1996    475,000      -0-       -0-                -0-            15,000/14,422        6,128
President, Famous Footwear
(now Executive Vice
President of the Corporation
and President, Famous
Footwear)
Ronald A. Fromm.............  1998    442,471    255,000     -0-                988,125       140,000/16,899        6,710
Vice President of the         1997    365,000    142,530     -0-                 40,938        25,000/14,778        6,171
Corporation and President,    1996    350,000      -0-       -0-                -0-            10,000/7,401         6,108
Brown Shoe Company (now
Chairman of the Board,
President, Chief Executive
Officer and President, Brown
Shoe Company)
Harry E. Rich...............  1998    425,000    242,000     -0-                337,500        50,000/18,278        5,600
Executive Vice President      1997    425,000      -0-       -0-                 81,875        32,000/20,441        5,609
and Chief Financial Officer   1996    400,000     90,560     -0-                -0-            15,000/12,688        5,250
David H. Schwartz...........  1998    370,000    237,000     -0-                -0-            10,000/5,000         5,654
President,                    1997    350,000    159,600     -0-                -0-            12,000/2,573         5,582
Brown Shoe Sourcing           1996    335,000     85,000     -0-                -0-             8,000/-0-           5,250

------------------------

(1) Amounts are earned and accrued during the Fiscal Years indicated, and are paid subsequent to the end of each Fiscal Year, pursuant to the Corporation's Annual Incentive Plan, described below.

(2) The named Executive Officers received certain perquisites, none of which exceeded the lesser of $50,000 or 10% of any such Officer's salary and bonus.

(3) Restricted Stock Awards are valued by multiplying the closing market price of the Corporation's unrestricted stock on the date of grant by the number of shares awarded. Dividends are paid on Restricted Stock Awards at the same rate as paid to all Shareholders. On January 30, 1999, Mr. Bridgewater held 65,000 Restricted Shares having a market value of $1,037,968.75, Mr. Cook held 45,750 Restricted Shares having a market value of $730,570.31, Mr. Fromm held 71,000 Restricted Shares having a market value of $1,133,781.25, Mr. Rich held 33,000 Restricted Shares having a market value of $526,968.75, and Mr. Schwartz held 750 Restricted Shares having a market value of $11,976.56.

(4) The Corporation has no long-term incentive plans other than those described below.

(5) All SARs were issued in tandem with options presented in this table.

(6) Includes in 1998 for Mr. Bridgewater: $5,600.00 to the Corporation's 401(k) Plan, $2,050.00 in Corporation-paid group life insurance premiums and $880.88 in the Employee Stock Purchase Plan. Includes in 1998 for Mr. Cook:
    $5,250.00 to the Corporation's 401(k) Plan and $734.24 in the Employee Stock Purchase Plan. Includes in 1998 for Mr. Fromm: $5,828.84 to the Corporation's 401(k) Plan and $880.88 in the Employee Stock Purchase Plan. Includes in 1998 for Mr. Rich: $5,600.00 to the Corporation's 401(k) Plan. Includes in 1998 for Mr. Schwartz: $5,653.84 to the Corporation's 401(k) Plan. The Corporation has no other Plans providing for other kinds of compensation entitlements, including split-dollar life insurance arrangements, which otherwise would be required to be disclosed in this column.

(7) Mr. Bridgewater will retire as an employee of the Corporation prior to May 27, 1999. The Compensation Committee has authorized a four-year consulting agreement with Mr. Bridgewater to be effective following his retirement as an employee, pursuant to which he will receive $250,000 per year and limited administrative support, and which includes a noncompetition agreement for the consulting period and three years thereafter.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Corporation entered into an Employment Agreement with Mr. Ronald A. Fromm dated as of May 14, 1998 (amended by a First Amendment on July 27, 1998 incorporating a Severance Agreement as described below) initially for his services as a Vice President of the Corporation and as President of the Brown Shoe Company Division. The Employment Agreement provides that for the period of May 1, 1998 through April 30, 2001, he will be paid annual base compensation of not less than $450,000; he will be eligible to receive an annual incentive payment in accordance with the Corporation's annual incentive plan; he will receive an option to acquire a substantial number of shares of Common Stock under the Corporation's Stock Option and Restricted Stock Plan of 1994, as amended; and the Corporation will pay his relocation expense and purchase his former residence for $465,000 (representing his cost). Pursuant to the Employment Agreement, the Corporation has granted Mr. Fromm an option to purchase 140,000 shares of Common Stock, has awarded him 50,000 shares of Restricted Stock and has purchased his former residence. If his employment is terminated by the Corporation other than for cause prior to April 30, 2001, he may elect to receive either (a) a sum equal to $37,500 multiplied by the number of full months remaining until May 1, 2001, less the amount, if any, of any base compensation paid to him for the month of termination prior to the date of such termination, plus, had he been terminated prior to January 30, 1999, an incentive payment of $180,000 or (b) if the Severance Agreement described below has not previously been terminated, the severance benefits payable in accordance with the Severance Agreement.

     The Corporation entered into Severance Agreements dated July 27, 1998 with twelve Executive Officers of the Corporation, including Messrs. Brian C. Cook, Ronald A. Fromm, Harry E. Rich and David H. Schwartz, each of whom is named in the Summary Compensation Table above. Each Severance Agreement is for a term of three years and is automatically extended for successive one-year periods unless terminated by the Corporation or the employee on six months' notice. An employee's employment may be terminated by the Corporation for cause (as defined) or without cause at any time. If an employee's employment is terminated for cause, the employee will be entitled to receive accrued and unpaid base salary, credit for unused vacation time, and all other amounts earned and unpaid. If an employee's employment is terminated without cause prior to change in control (as defined) or more than 24 months after a change in control, or if he voluntarily terminates his employment for good reason (reduction in salary or position) the employee will also be entitled to receive his base salary (including targeted bonus) for 18 months; coverage under the Corporation's medical/dental plans for 18 months; a cash payment equal to the fair market value of his shares of restricted stock which would have vested during the following 18 months plus, for each non-vested stock option which would have vested during the following 18 months, the excess of the fair market value of the Common Stock over the exercise price; the reasonable cost of outplacement services; and 1.5 years will be added to his credited service under the Corporation's Supplemental Executive Retirement Plan. If an employee's employment is terminated without cause within 24 months after a change in control which occurs during the term of the Severance Agreement or if he voluntarily terminates his employment for good reason, the employee will be entitled to receive a lump sum cash payment of 250% of his base salary and targeted bonus; dental/medical coverage for 30 months; outplacement services; and 2.5 years will be added to his credited service. If any payment to the employee would subject him to excise tax under Section 4999 of the Internal Revenue Code, the employee would be entitled to receive an additional payment in an amount sufficient to compensate him therefor.

     On December 31, 1998, the Corporation entered into separate Severance Agreements with fifteen other key management employees of the Corporation, providing for other severance benefits which are consistent with their status as such senior, key management employees.

LOAN AGREEMENT

     In connection with the engagement of Mr. Ronald A. Fromm, initially for his services as a Vice President of the Corporation and as President of the Brown Shoe Company Division, the Corporation entered into a Loan Agreement on May 1, 1998 with Mr. Fromm pursuant to which the Corporation made an interest-free $400,000 loan to Mr. Fromm. The loan is payable in annual installments of $80,000 on May 1 in each of the years 1999 through 2003. The principal amount will become payable in full upon the sale of Mr. Fromm's current residence or termination of his employment other than by reason of disability or death.

ANNUAL INCENTIVE PLAN

     The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Incentive Awards granted under the Corporation's Annual Incentive Plan. Payments are based upon the achievement of financial objectives with respect to earnings and return on invested capital each year. Payments may vary in light of corporate or divisional performance (as appropriate) with respect to such financial objectives. Awards paid to Executive Officers pursuant to the Corporation's Annual Incentive Plan are included in the amounts stated in the second compensation column of the Summary Compensation Table on pages 10 and 11 of this Proxy Statement.

RESTRICTED STOCK PLANS

     The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Restricted Stock granted under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1998 (the "1998 Plan"), and under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994, as amended by the Shareholders at the 1996 Annual Meeting (the "1994 Plan"). Awards of Restricted Stock also have been made to the Corporation's Executive Officers and certain key management employees under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1987, as amended (the "1987 Plan"). With the 1994 Plan having been approved by the Shareholders of the Corporation at the 1994 Annual Meeting of Shareholders, the Corporation is not making any further Restricted Stock awards under the 1987 Plan.

     Under each of the three Plans, shares of Restricted Stock are granted at no cost to the Participant and are delivered at the time of the grant, but are subject to forfeiture until certain specified conditions are met. Each certificate representing shares of Restricted Stock bears a legend referring to the Plan under which it was issued, the risk of forfeiture of the shares and the fact that such shares are non-transferable until the restrictions have been satisfied and the legend has been removed. The recipient of Restricted Stock is entitled to full voting and dividend rights with respect to such shares from the date of grant. Under each of the three Plans, shares vest in the Participant and restrictions lapse as follows: one-half of the shares after four years from the date of grant, an additional one-fourth after six years and the remaining one-fourth after eight years. A Participant in a Plan is entitled to receive shares of Restricted Stock free of restrictions only if he or she is, at the time of the lapse of such restrictions, in the employ of the Corporation and has been continuously so employed since the date of grant, except in the case of retirement or death. If employment is terminated because of disability, the Participant will be treated as continuing in the employ of the Corporation for purposes of fulfilling the applicable restriction period. In the event (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party (each of which is deemed to be a "change of control"), then any unvested shares of Restricted Stock granted under any of the three Plans shall immediately mature and vest in full.

     The Summary Compensation Table on pages 10 and 11 of this Proxy Statement sets out in the fourth compensation column the value of the shares of Restricted Stock granted under either the 1987 Plan, the 1994 Plan or the 1998 Plan to persons named in that table. Such shares have been included in the Stock Ownership Table on page 4 of this Proxy Statement.

RETIREMENT PLANS

     Substantially all salaried, full-time retail and store employees of the Corporation and designated subsidiaries, as well as the Corporation's Executive Officers, are eligible to participate in the Shareholder-approved Brown Group, Inc. Retirement Plan (the "Retirement Plan") after twelve months' employment and the attainment of 21 years of age. Terms of the Retirement Plan, which is funded by the Corporation, include, among others, provisions for normal, optional, early or deferred retirement benefits and for survivor benefits.

     Under the Retirement Plan, pensions are computed on a two-rate formula basis of .825 percent and 1.425 percent for each year of service. The .825 percent service credit is applied to that portion of the average annual salary for the five highest consecutive years during the last ten-year period that does not exceed the Social Security Wage Base (the portion of salary subject to the Federal Social Security Act), and the 1.425 percent service credit is applied to that portion of the average that exceeds said level.

     Certain key employees and Executive Officers are also eligible to participate in the Supplemental Executive Retirement Plan (the "Supplemental Plan"). The purpose of the Supplemental Plan is to supplement the benefits payable to Participants under the Retirement Plan which are otherwise reduced on account of the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Terms of the Supplemental Plan, among other things, provide for: an increase in the formula basis for salary in excess of the Social Security Wage Base; an early retirement benefit; the amount of benefits payable under the Plan to equal the excess (if any) of the amount which would have been payable to the Participant as a normal retirement benefit under the Retirement Plan without regard to the limitations of Sections 415 and 401(a)(17) of the Code less the Participant's normal retirement benefit under the Retirement Plan, taking into account the limitations of Sections 415 and 401(a)(17) of the Code; and payment, in lump sum value, of all benefits in the event of a "change of control" of the Corporation, defined in the same manner as in the 1987 Plan, the 1994 Plan and the 1998 Plan, above. The Supplemental Plan is unfunded. All payments to a Participant will be made from the general assets of the Corporation.

     In addition to the Retirement Plan and the Supplemental Plan, the Corporation has entered into separate agreements with six Executive Officers at various times, incident to hiring in the cases of four such persons, providing additional credited years of service over those for which the Executive is actually employed. Three such Executive Officers currently are employed by the Corporation.

     The following table shows the estimated annual retirement benefits payable to Participants, including Executive Officers, in the Retirement Plan on a straight life annuity basis, assuming normal retirement at age 65 during 1999. The benefits shown in the table below are not subject to deduction for Social Security or other offset amounts and also include benefits under the Supplemental Plan. The table does not reflect the effect of profit sharing balances on pension accounts. If the pension provided by the profit sharing balance exceeds the formula benefit for the period of employment preceding November 2, 1975, such excess is added to the total formula pension.

                                                             PENSION PLAN TABLE
                                                              YEARS OF SERVICE
    FINAL AVERAGE           -------------------------------------------------------------------------------------
       SALARY                  10             15             20             25             30          35 OR MORE
    -------------           --------       --------       --------       --------       --------       ----------
$100,000.............       $ 12,534       $ 18,801       $ 25,068       $ 31,335       $ 37,602        $ 43,870
$200,000.............         27,184         40,776         54,368         67,960         81,552          95,145
$300,000.............         41,834         62,751         83,668        104,585        125,502         146,420
$400,000.............         56,484         84,726        112,968        141,210        169,452         197,695
$500,000.............         71,134        106,701        142,268        177,835        213,402         248,970
$600,000.............         85,784        128,676        171,568        214,460        257,352         300,245
$700,000.............        100,434        150,651        200,868        251,085        301,302         351,520
$800,000.............        115,084        172,626        230,168        287,710        345,252         402,795
$900,000.............        129,734        194,601        259,468        324,335        389,202         454,070

     The credited years of service (including service by agreement) for purposes of determining benefits for each of the persons named in the Summary Compensation Table on pages 10 and 11 are as follows: Mr. B. A. Bridgewater, Jr.--35; Mr. Brian C. Cook--28; Mr. Ronald A. Fromm--12; Mr. Harry E. Rich--25; and Mr. David H. Schwartz--9. The dollar amounts shown in the first two columns of the Summary Compensation Table on pages 10 and 11 are substantially the same as the compensation covered by the Retirement Plans.

     In 1944, the Shareholders approved the adoption of a Retirement Trust to which the Corporation, and those subsidiaries which had adopted the Trust, annually contributed six percent of their consolidated profits before taxes. The Corporation's final contribution was made for the Corporation's 1975 Fiscal Year. All full-time salaried employees and certain retail employees compensated by commissions with five years' service with the Corporation or subsidiaries which had adopted the Trust were eligible to participate.

     The Corporation's annual contributions to the Trust were allocated to the employees' accounts in proportion to each employee's salary.

     All Participants' accounts, including the Corporation's contributions thereto, became fully vested in the Participants on September 4, 1975. Cash contributions by employees have been returned to each contributing employee with interest at six percent per year to the date returned. The Retirement Trust, after the Corporation's final contribution for the 1975 Fiscal Year, was frozen on November 1, 1975, with account balances thereafter subject to change solely for future earnings and market adjustments.

     At retirement, each Participant under the Retirement Trust may receive his or her Retirement Trust benefit in the form of either a lump sum or a monthly annuity.

EMPLOYEE SAVINGS PLAN

     Under the Corporation's Employee Savings Plan, as amended, eligible employees may elect to have from 2 percent to 20 percent of their annual salaries, up to a present maximum amount of $10,000 per Plan Participant, invested in the Plan. The Corporation matches 75 percent of the first 2 percent investment and 50 percent of the additional investment up to the 6 percent level. Plan members employed prior to January 1, 1994 are 100 percent vested in their account balances at all times. Plan members employed on January 1, 1994 and thereafter are vested in the Corporation's matching contribution after five years. The Summary Compensation Table on pages 10 and 11 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation which were allocated to the persons named in that table, exclusive of changes representing increases and declines during the periods in the market price of the Corporation's Common

Stock, offset and reduced by dividends thereon and short-term interest derived from cash balances of contributions awaiting investment in such Common Stock. The full value of each Plan Participant's account is paid to each Plan member when he or she retires, leaves the employ of the Corporation or becomes permanently and totally disabled.

DIRECTORS' COMPENSATION

     The Corporation pays each non-employee Director of the Corporation an annual cash retainer of $17,500 and also pays an additional annual cash retainer of $2,000 to the Chairman of the Corporation's Audit Committee, the Chairman of the Corporation's Compensation Committee and the Chairman of the Corporation's Governance and Nominating Committee.

     The Corporation also pays each non-employee Director (a) a $1,000 fee for attendance at each meeting of the Board of Directors, (b) a $1,000 fee for attendance at each meeting of a standing committee of the Board of Directors and
(c) a $1,000 fee to each non-employee Director who is a member of the Corporation's Executive Committee for attendance at each meeting of the Executive Committee. The Corporation also pays the premiums for Directors' and Officers' Liability insurance and Travel Accident insurance coverage for each Director. The Corporation has no Directors' retirement plan, and pays no additional Directors' remuneration to any Director who is an Officer or employee of the Corporation.

     Under the 1994 Plan, which was approved by the Corporation's Shareholders at the 1994 Annual Meeting of Shareholders, each non-employee Director in office on May 26, 1994 (the date the Plan became effective) received a grant of 1,000 shares of Brown Group Common Stock. Thereafter, each newly appointed non-employee Director is granted 1,000 shares on the date at which the Director is first elected to serve. In addition, each non-employee Director is granted 250 shares of Brown Group Common Stock annually, and each non-employee Director who serves as Chairman of the Corporation's Audit, Compensation or Governance and Nominating Committee is annually granted an additional 100 shares of Brown Group Common Stock. Corresponding provisions for grants of Director Stock are contained in the 1998 Plan, which was approved by the Corporation's Shareholders at the 1998 Annual Meeting of Shareholders.

     Mr. Joseph L. Bower has been paid a fee of $100,000 for his services in leading the search committee for the determination of a successor to Mr. B. A. Bridgewater, Jr. as Chief Executive Officer of the Corporation.

STOCK OPTION PLANS

     The Corporation has options outstanding under the 1998 Plan, the 1994 Plan and the 1987 Plan (as described above). These Plans are administered by the Corporation's Compensation Committee. The Compensation Committee, in its discretion, based upon such factors as levels of responsibility and individual performance, makes determinations as to those persons who are considered to be key employees and who are therefore eligible for awards under these Plans. All options are granted at 100% of market value on the date of the grant and expire ten years from the date of grant. With the 1994 Plan having been approved by the Shareholders at the 1994 Annual Meeting of Shareholders, the Corporation will make no further awards under the 1987 Plan. In the event that (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party, then any unexercisable options awarded under the 1987 Plan, the 1994 Plan and the 1998 Plan shall be settled by the payment by the Corporation to the holder of such options of an amount equal to the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of the Corporation's Common Stock subject thereto.

     The following table shows information with respect to the options and Stock Appreciation Rights ("SARs") granted to the Executive Officers named in the Summary Compensation Table on pages 10 and 11 during the past Fiscal Year:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                         --------------------------------------------                   VALUE AT ASSUMED
                                           % OF TOTAL                                 ANNUAL RATES OF STOCK
                                          OPTIONS/SARS                                 PRICE APPRECIATION
                                           GRANTED TO                                    FOR OPTION TERM
                          OPTIONS/SARS    EMPLOYEES IN    EXERCISE OR   EXPIRATION   -----------------------
NAME                        GRANTED*      FISCAL YEAR*    BASE PRICE       DATE        5%($)        10%($)
----                      ------------    ------------    -----------   ----------     -----        ------
B. A. Bridgewater,
  Jr...................       -0-              n/a           n/a           n/a          n/a          n/a
Brian C. Cook..........   20,000/18,278    5.39%/22.10%     $16.88        2008       $  212,252   $  537,888
                          50,000/-0-      13.48%/-0-        $16.84        2009       $  529,649   $1,342,234
Ronald A. Fromm........   20,000/16,899    5.39%/20.43%     $16.88        2008       $  212,252   $  537,888
                         120,000/-0-      32.35%/-0-        $16.84        2009       $1,271,157   $3,221,361
Harry E. Rich..........   20,000/18,278    5.39%/22.10%     $16.88        2008       $  212,252   $  537,888
                          30,000/-0-       8.09%/-0-        $16.84        2009       $  317,789   $  805,340
David H. Schwartz......   10,000/5,000     2.70%/6.04%      $16.88        2008       $  106,126   $  268,944

------------------------

*   All SARs were issued in tandem with options presented in this table.

     The following table shows information with respect to the unexercised options and SARs granted during the past Fiscal Year and in prior years to the Executive Officers named in the Summary Compensation Table on pages 10 and 11 and with respect to option/SAR exercises by those persons during the past Fiscal
Year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                    OPTIONS/SARS                 OPTIONS/SARS
                               SHARES                               AT FY-END(#)                AT FY-END($)(2)
                             ACQUIRED ON        VALUE         -------------------------    -------------------------
                             EXERCISE(#)    REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                             -----------    --------------    -------------------------    -------------------------
B. A. Bridgewater, Jr......      -0-             -0-                -0-/-0-                      -0-/-0-
Brian C. Cook..............      -0-             -0-               39,875/109,625               $37,617/$36,289
Ronald A. Fromm............      -0-             -0-               33,125/169,375               $23,906/$25,781
Harry E. Rich..............      -0-             -0-                34,250/87,750               $37,617/$36,289
David H. Schwartz..........      -0-             -0-                15,250/25,750               $14,602/$13,180

------------------------

(1) Based on the difference between the mean market price on the date of exercise and the option price.

(2) Based on the difference between the mean price at Fiscal Year-end and the option price.

LONG-TERM INCENTIVE PLANS

     The Corporation has no long-term incentive plans under which any of the Executive Officers named in the Summary Compensation Table on pages 10 and 11 of this Proxy Statement received any award during the periods covered.

STOCK PURCHASE PLAN OF 1977

     Substantially all salaried and commissioned employees, including Executive Officers, may participate in the Stock Purchase Plan of 1977 after twelve months' employment with the Corporation. Under this Plan, stock may be purchased from the Corporation at 85 percent of its market value on the date of purchase, or it may be purchased by the Trustee in the open market. In the latter case, the Corporation and its participating subsidiaries contribute to the Plan an amount equal to 17.647 percent of the Participants' contributions, which is equivalent to 15 percent of the purchase price of the stock to the Participants.

     The Summary Compensation Table on pages 10 and 11 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation to the Plan for the persons named in that table.

                        BOARD OF DIRECTORS AND STANDING
                            COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

     During the Fiscal Year ended January 30, 1999, the Board of Directors of the Corporation met at regular and special meetings on eleven separate occasions. Each of the Directors attended not less than seventy-five percent (75%) of the meetings of the Board of Directors and of all committees of the Board of Directors of which each such person was a member. The Board of Directors has established standing Audit, Compensation, Executive and Governance and Nominating Committees.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors presently is composed of four members of the Board of Directors who are not Officers or employees of the Corporation or of any of its subsidiaries. Each member of the Audit Committee is regarded as independent of the management of the Corporation and as free from any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as an Audit Committee member. The Chairman of the Audit Committee is appointed by the Board of Directors on the recommendation of the Board's Governance and Nominating Committee. The members of the Audit Committee serve for a term of one year or until their successors are appointed.

     The responsibilities of the Audit Committee are: to select the independent public accountants for the Corporation; to review with the independent public accountants their annual audit plans, including the degree of coordination with the Corporation's internal audit plans; to review proposed audit fees; to be informed of the use of the independent public accountants for significant management advisory services; to obtain explanations from management for all significant variances in the financial statements between years; to request an explanation of changes in accounting standards or rules that have an effect on the financial statements; to inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had a material impact on the financial statements; to inquire if there were any significant financial reporting issues discussed during the accounting period and, if so, how they were resolved; during private meetings with the independent public accountants, to request of them their opinions on various matters including the quality of financial and accounting personnel and the internal audit staff; to discuss with management and the independent public accountants the substance of any significant issues concerning litigation, contingencies, claims or assessments including tax matters, and to understand how such matters are reflected in the Corporation's financial statements; to review with the independent public accountants their recommendations on accounting procedures and internal controls arising from the annual audit as well as management's response to such recommendations; to review the internal audit plans and scopes; to review, at least annually, the status of compliance with the Corporation's Business Conduct Policies and to inquire as to whether there have been any reported cases of noncompliance or violations; and to instruct the independent public accountants and the internal audit staff that the Audit Committee expects to be advised if there are any areas that require its special attention.

     The members of the Audit Committee are Mr. Richard A. Liddy, Chairman; Mrs. Julie C. Esrey; Mr. John Peters MacCarthy; and Mr. William E. Maritz. During the Fiscal Year ended January 30, 1999, the Audit Committee met on three separate occasions. Effective on May 27, 1999, the members of the Audit Committee will be Mrs. Julie C. Esrey, Chairperson; Mr. Richard A. Liddy; and Mr. John Peters MacCarthy.

COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors presently is composed of five members of the Board of Directors who are not Officers or employees of the Corporation or of any of its subsidiaries. The Chairman of the Compensation Committee is appointed by the Board of Directors on the recommendation of the Board's Governance and Nominating Committee. The members of the Compensation Committee of the Board of Directors serve for a period of one year or until their successors are appointed.

     The responsibilities of the Compensation Committee are: to determine the salaries and Annual Incentive Awards of the Officers and other executives and key management employees of the Corporation and its subsidiaries; to review and approve proposed changes in the salaries of other management employees; to approve the participation of executives and other key management employees in the Corporation's various compensation plans; to approve and recommend to the Board of Directors (where appropriate) any changes which are indicated in the Corporation's compensation programs; to monitor the Corporation's policies and practices regarding promotion and management development; to counsel senior management regarding assignment of responsibilities to managers; to ensure continuity of experienced, qualified management at senior levels within the Corporation; and to monitor the performance of the Chief Executive Officer and assure continuity in this position, making appropriate recommendations to the Board of Directors.

     The members of the Compensation Committee are Mr. Joseph L. Bower, Chairman; Mr. John Peters MacCarthy; Mr. John D. Macomber; General Edward C. Meyer, Retired; and Mr. Jerry E. Ritter. During the Fiscal Year ended January 30, 1999, the Compensation Committee met on four separate occasions. Effective on May 27, 1999, the members of the Compensation Committee will be Mr. Joseph L. Bower, Chairman; Mr. John Peters MacCarthy; and Mr. Jerry E. Ritter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the members of the Compensation Committee identified in the preceding paragraph, none ever has been an employee of the Corporation or of any of its subsidiaries.

EXECUTIVE COMMITTEE

     The Bylaws of the Corporation provide that the Executive Committee of the Board of Directors, presently composed of Mr. B. A. Bridgewater, Jr., Chairman; Mr. Joseph L. Bower; Mr. Ronald A. Fromm; Mr. Richard A. Liddy; Mr. Harry E. Rich; and Mr. Jerry E. Ritter; shall have and may exercise, so far as is permitted by law, all of the powers and duties of the Board in the direction of the management of the business and affairs of the Corporation during the intervals between meetings of the Board of Directors which may lawfully be delegated to it by the Board of Directors, except with respect to certain categories of matters which expressly have been reserved to the full Board of Directors. The Executive Committee of the Board of Directors also performs Finance Committee functions. The Executive Committee did not meet during the Fiscal Year ended January 30, 1999. Effective on May 27, 1999, the members of the Executive Committee will be Mr. Richard A. Liddy, Chairman; Mr. Ronald A. Fromm; Mr. Harry E. Rich; and Mr. Jerry E. Ritter.

GOVERNANCE AND NOMINATING COMMITTEE

     The Governance and Nominating Committee of the Board of Directors presently is composed of six members of the Board of Directors who are not Officers or employees of the Corporation or any of its subsidiaries. The Chairman of the Governance and Nominating Committee is appointed by the Board of Directors on the recommendation of this Committee. Members of the Governance and Nominating Committee serve for a period of one year or until their successors are appointed.

     The responsibilities of the Governance and Nominating Committee are: to develop appropriate criteria for serving as a member of the Board of Directors and to screen, interview and recommend to the Board of Directors suitable candidates for positions on the Board of Directors; to evaluate the structure and composition of the Board of Directors, including the number and responsibilities of the Standing Committees of the Board and to recommend changes as indicated by this evaluation; to recommend chairmen and committee members of each of the Standing Committees of the Board of Directors; to review the elements and levels of Director compensation and the service of Directors and to recommend any changes as indicated by this review; and to recommend to the Board of Directors, prior to each Annual Shareholders' Meeting, suitable persons to be designated by the Board of Directors as nominees for election by the Shareholders to the office of Director of the Corporation, together with their placement within the Corporation's classified Board structure as it was adopted on November 2, 1954.

     The Governance and Nominating Committee will consider suggestions from all sources, including Shareholders, regarding possible Directorial candidates. Such suggestions should be submitted to the Vice President, General Counsel and Corporate Secretary of the Corporation, in the manner and within the time required by the Bylaws of the Corporation.

     The members of the Governance and Nominating Committee are Mr. Jerry E. Ritter, Chairman; Mrs. Julie C. Esrey; Mr. Richard A. Liddy; Mr. John D. Macomber; Mr. William E. Maritz; and General Edward C. Meyer, Retired. During the Fiscal Year ended January 30, 1999, the Governance and Nominating Committee met on one occasion. Effective on May 27, 1999, the members of the Governance and Nominating Committee will be Mr. Jerry E. Ritter, Chairman; Mr. Joseph L. Bower; Mrs. Julie C. Esrey; and Mr. Richard A. Liddy.

                         COMPENSATION COMMITTEE REPORT

     The policy of the Compensation Committee of Brown Group is to provide for compensation programs that will attract, motivate, and retain a management team capable of developing and implementing strategy that creates long term shareholder value. Competitive salary and incentive opportunities are extended to management that provide rewards based on the Corporation's financial performance, growth and shareholder returns. If the Corporation's performance does not meet planned levels, management's compensation will lag when compared to the median of peer group companies. Conversely, if the Corporation's performance exceeds plan, total compensation will exceed the peer group median. Total compensation consists of the following elements: annual salary and bonus opportunity; annual stock option grants; and periodic grants of restricted stock and/or proposed grants of performance based stock.

SALARY

     Brown Group salaries are targeted to be competitive with comparable companies in the footwear and retail industry with whom it competes for management. While salaries are expected to be adequate, they are not intended to be the primary incentive for exceptional performance. A balance of incentives is provided by the Annual Incentive Plan, Long Term Stock Incentives and Stock Option Awards to enhance the financial performance of the Corporation, and thus shareholder value, by aligning the financial interests of management with the interests of Shareholders.

     Salaries are reviewed annually. A survey of competitors' compensation indicates that these practices have placed Brown Group's total cash pay levels slightly above the median of its peer group, and consistent with the above stated pay philosophy.

ANNUAL INCENTIVES

     The bonus program is designed to link the interests of management with those of its Shareholders through cash incentive awards based on budgeted levels of earnings and return on invested capital. The 1998 Annual Incentive Plan provided for cash incentive payments linked to achievement of financial objectives for the core businesses. Very encouraging progress was made in the Corporation's core businesses (Famous Footwear, Brown Shoe Company and Canadian operations), and both individual divisional performance and the collective core performance of these divisions was better than planned levels. Considering these factors, the Committee approved incentive compensation payments in 1998 as provided by formula, and consistent with the achievement of the above performance criteria.

LONG-TERM STOCK INCENTIVES

     The Committee also administers a long-term stock option and restricted stock program. The objective of the stock option and restricted stock program is to provide a longer term incentive for key managers, and to align their interests directly with those of the Shareholders. The Corporation's stock and option grants are also part of the periodic survey mentioned above. Over the last several years, our practices in granting stock awards have lagged those of the peer group companies. Accordingly, in 1997 and 1998, additional grants were made to key executives. For the future, it is our intent to shift emphasis from salary and bonus toward stock options and performance based stock awards reflecting corporate plans for growth.

CEO COMPENSATION

     The Committee maintained the salary of the Chief Executive Officer for 1998 at the $725,000 level. As a result of the better-than-planned results in the core businesses (Famous Footwear, Brown Shoe Company and Canadian operations) in 1998, a bonus of $412,000 was paid according to formula. Other incentive payments made to senior executives elsewhere in the Corporation reflect the progress and performance relative to financial objectives at Famous Footwear, Brown Shoe Company and Canadian operations.

RESTRICTED STOCK AND STOCK OPTION AWARDS

     While no stock options were granted to the Chief Executive Officer in 1998, stock options for 335,000 shares and restricted stock awards of 112,500 shares were made to eleven (11) other Executive Officers in recognition of high performance and to reflect additional responsibilities assumed due to the management transition resulting from the planned retirement of the Chief Executive Officer.

     As indicated previously, the policy of the Committee is to establish and maintain a compensation program that maximizes the creation of long-term shareholder value. Accordingly, we recommend Shareholders approve the Brown Group, Inc. Incentive and Stock Compensation Plan of 1999. The Compensation Committee believes that executive compensation programs should serve to achieve its above intended objectives while also minimizing any effect on the Company of
Section 162(m) of the Internal Revenue Code, which section provides for an annual $1 million limitation on the deduction that an employer may claim for compensation of Executive Officers. The Incentive and Stock Compensation Plan of 1999 is described on pages 23 to 29 of the Proxy Statement. Subject to the approval of Shareholders, the Plan would comply with the provisions of Section 162(m), thereby providing for tax deductibility for both annual incentive payments and performance based stock awarded under the Plan. All cash bonus awards and non-restricted stock awards made to Executive Officers would be based solely upon the attainment of specific financial results such as earnings per share, return on investment, return on equity and growth in revenue.

     THE COMMITTEE BELIEVES A TAX EFFICIENT, PERFORMANCE BASED ANNUAL INCENTIVE OPPORTUNITY IS AN EFFECTIVE AND A NECESSARY MEANS TO RETAIN AND MOTIVATE STRONG MANAGEMENT. FURTHERMORE, THE COMMITTEE BELIEVES THE USE OF STOCK OPTIONS AND PERFORMANCE BASED STOCK AWARDS WILL PLAY A VITAL ROLE IN STRONGLY LINKING MANAGEMENT INTERESTS DIRECTLY TO IMPROVING THE LONG TERM SUCCESS OF THE CORPORATION AND DIRECTLY TO INCREASING SHAREHOLDER VALUE. IT IS THE INTENTION OF THE COMMITTEE TO EMPLOY STOCK OPTIONS AND LONG TERM PERFORMANCE BASED STOCK AWARDS, RATHER THAN RESTRICTED STOCK AS THE PRIMARY INCENTIVE TO ENHANCE SHAREHOLDER VALUE. WE RECOMMEND THAT SHAREHOLDERS APPROVE THE BROWN GROUP, INC. INCENTIVE AND STOCK COMPENSATION PLAN OF 1999, LISTED IN EXHIBIT 2 TO THE PROXY STATEMENT.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE OF THE
                                          BROWN GROUP, INC. BOARD OF DIRECTORS

                                          MR. JOSEPH L. BOWER, CHAIRMAN
                                          MR. JOHN PETERS MACCARTHY, MEMBER
                                          MR. JOHN D. MACOMBER, MEMBER
                                          GENERAL EDWARD C. MEYER, RETIRED,
                                          MEMBER
                                          MR. JERRY E. RITTER, MEMBER

                         PERFORMANCE OF THE CORPORATION

     Set forth below is a line graph comparing the annual percentage change in the cumulative total Shareholder return on the Corporation's Common Stock against the cumulative total return of one assumed Peer Group Index and the Standard & Poor's Composite-500 Index, with investment weighted based on market capitalization. The Corporation's Fiscal Year ends on the Saturday nearest to each January 31; accordingly, share prices are as of the last business day in each Fiscal Year.

PERFORMANCE GRAPH COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                                                   'BROWN GROUP, INC.'            'PEER GROUP'               'S&P 500 INDEX'
                                                   -------------------            ------------               ---------------
'January 28, 1994'                                       100.00                      100.00                      100.00
'January 27, 1995'                                        95.60                       86.62                      100.97
'February 2, 1996'                                        42.60                       91.53                      140.08
'January 31, 1997'                                        56.20                      143.76                      176.98
'January 30, 1998'                                        51.91                      119.32                      224.61
'January 29, 1999'                                        58.92                       65.63                      297.58

     The following table is derived from the data shown in the foregoing line graph and is intended to assist Shareholders in evaluating their total returns on an annual basis for various holding periods.

             COMPOUND ANNUAL RATES OF TOTAL RETURN TO SHAREHOLDERS*

                            5 YEAR       4 YEAR       3 YEAR       2 YEAR       1 YEAR
Brown Group, Inc......      -10.04%      -11.40%       11.42%        2.39%       13.50%
Peer Group............       -8.08%       -6.70%      -10.49%      -32.43%      -44.99%
S&P 500 Index.........       24.37%       31.03%       28.55%       29.67%       32.49%

-------------------------
* For indicated holding periods, in Fiscal Years of the Corporation corresponding to the previous graph, ended January 29, 1999.

     The Peer Group Index depicted in the foregoing line graph and table consists of six companies believed to be engaged in similar businesses: Edison Brothers Stores, Inc., GENESCO Inc., Nine West Group, Inc., The Stride Rite Corporation, The United States Shoe Corporation and Wolverine World Wide, Inc. As a result of the changing nature and character of the footwear industry, the Corporation intends to consider the establishment of a suitably modified Peer Group to reflect such changed conditions as may have appeared or may appear in the present and succeeding Fiscal Years of the Corporation. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These indices are included for comparative purposes only and do not indicate an opinion of management that such indices are necessarily an appropriate measure of the relative performance of the Corporation's Common Stock.

                                      (B)
                                 CHANGE OF NAME

     The Board of Directors has proposed that the name of the Corporation be changed to "Brown Shoe Company, Inc." As is indicated in the accompanying Annual Report to Shareholders, the proposed change is intended to reflect a full-circle return to the Corporation's roots in the shoe industry, following the completion of a period of diversification. The proposed name change not only would reflect that the Corporation is again a "pure" footwear company, but also an intention to form a single integrated, increasingly efficient brand-driven footwear company. In order to reflect properly these changes, the Board of Directors has proposed that Article I of the Corporation's Certificate of Incorporation be amended to read as follows:

     First. The name of the company shall be "Brown Shoe Company, Inc." (hereinafter termed "Company").

     If approved by the Shareholders, it is anticipated that the amendment will become effective on or about May 28, 1999. It will not be necessary for Shareholders to exchange their present certificates representing shares of Common Stock of the Corporation because of this name change.

VOTE REQUIRED

     The affirmative vote of a majority of the Corporation's Common Stock outstanding is required for adoption of the proposed name change. The Board of Directors of the Corporation recommends a VOTE FOR such approval of the adoption of the proposed name change.

                                      (C)
                 INCENTIVE AND STOCK COMPENSATION PLAN OF 1999

GENERAL

     The Brown Group, Inc. Incentive and Stock Compensation Plan of 1999 (the "Plan") was approved by the Board of Directors on April 20, 1999 and will become effective as of May 27, 1999, subject to approval by the Shareholders. The Plan will remain in effect until May 27, 2009 or until all shares subject to it shall have been purchased or acquired according to the Plan's provisions, but no Awards may be made under the Plan after May 27, 2009. The Plan is set out in full as Exhibit 2 to this Proxy Statement. The following summary of the terms of the Plan is derived from Exhibit 2 and is qualified by reference to the specific terms of the Plan.

     The objectives of the Plan are to optimize the profitability and growth of the Corporation through annual and long-term incentives which are consistent with the Corporation's goals and which link the personal interests of Participants to those of the Corporation's Shareholders; to provide Participants with an incentive for excellence in individual performance; and to increase shareholder value, long-term. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Corporation's success and to allow Participants to share in the success of the Corporation.

     All employees and Directors of the Corporation are eligible to participate in the Plan. No determination has been made with respect to those persons to whom Awards will be made under the Plan, or the amounts of any Awards, but it is anticipated that Awards will be made to the Executive Officers included in the Summary Compensation Table above. The Plan provides for the grant of Stock Options, Restricted Stock, Performance Shares, Performance Units and Cash-Based Awards (collectively called "Awards").

     The Plan is to be administered by the Board of Directors of the Corporation, but the Board may delegate administration of the Plan to the Compensation Committee when required to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Board of Directors will have full power to: (1) select the employees and Directors who are to participate in the Plan, (2) determine the sizes and types of Awards, (3) determine the terms and conditions of Awards in a manner consistent with the Plan, (4) interpret the Plan and any agreement or instrument entered into under the Plan, (5) establish, amend or waive rules and regulations for the Plan's administration, (6) amend the terms and conditions of any outstanding Award as provided in the Plan, and (7) make all other determinations that may be necessary or advisable for the administration of the Plan.

     The Plan covers an aggregate of 900,000 shares of the Corporation's Common Stock for purposes of making Awards under the Plan. Additionally, shares approved pursuant to the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1998 (the "1998 Plan") which have not yet been awarded and shares subject to any Award that is canceled, terminates, expires, or lapses for any reason become available for grant under the Plan. No more than 300,000 shares of Common Stock reserved for issuance under the Plan may be granted in the form of Performance Shares and no more than 204,000 shares, including shares of Common Stock from the 1998 Plan, may be granted in the form of Restricted Shares. The Board determines the appropriate method for calculating the number of shares issued pursuant to the Plan.

     The following rules will apply to grants of Awards under the Plan: (1) the maximum aggregate number of shares of Common Stock that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant is 150,000 shares; (2) the maximum aggregate payout at the end of an applicable Performance Period with respect to Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant, is 100,000 shares; (3) the maximum payout with respect to Cash-Based Awards in any one fiscal year to any one Participant is $1,500,000; and (4) the maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant is 50,000.

     In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization or any partial or complete liquidation of the Corporation, an adjustment will be made: (1) in the number and class of shares of Common Stock which may be delivered under the Plan, (2) in the number and class of and/or price of shares subject to outstanding Awards granted under the Plan, and (3) in the Award limits set forth in the Plan. Such adjustments will be appropriate and equitable as determined by the Board, in its sole discretion, to prevent dilution or enlargement of Participants' rights.

STOCK OPTIONS

     Under the Plan, a Stock Option is granted under an Award Agreement specifying the price, the duration of the Stock Option, the number of shares of Common Stock to which the Stock Option pertains and whether the Stock Option is an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Option Awards under the terms of the Plan are those that qualify for special tax treatment under Section 422 of the Code to the extent such treatment is available, while the Nonqualified Stock Options do not qualify. Directors may not be granted Incentive Stock Options but employees may be granted either under the Plan.

     Specifically, the price of a Stock Option granted to a Participant under the Plan will be at least 100% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted. The duration of a Stock Option is determined by the Board at the time that it is granted. However, no Incentive Stock Option will be allowed to be exercised later than the tenth anniversary date of its grant. Stock Options can be exercised subject to the restrictions and conditions placed upon them by the Board, and they need not be the same for each grant or for each Participant.

     The Stock Option price upon the exercise of any Stock Option is paid: (1) in cash or its equivalent, (2) by tendering (either actual or by attestation) previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total Stock Option price (provided that the shares which are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Stock Option price), (3) by a combination of (1) and (2), (4) in cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or (5) by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

     Either the Board or Committee may impose restrictions on any shares acquired pursuant to the exercise of a Stock Option as deemed necessary including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded and under any blue sky or state securities laws applicable to such shares.

     Each Participant's Stock Option Award Agreement will set forth the extent to which the Participant can exercise the Stock Option following the termination of the Participant's employment or Directorship with the Corporation. Such provisions will be determined in the sole discretion of the Board or Committee, included in the Award Agreement entered into with each Participant, and need not be uniform among all Stock Options issued.

     No Stock Options (except as otherwise provided in a Participant's Award Agreement) under the Plan, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Stock Options granted to a Participant will be exercisable during the Participant's lifetime only by such Participant.

PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

     Each Performance Unit has an initial value that is established by the Board at the time of grant. Each Performance Share has an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. Each Cash-Based Award has a value as may be determined by the Board. The Board will set performance goals which determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to a Participant. The determination of the Board with respect to the form of payout of such Awards will be set forth in the Award Agreement pertaining to the grant of the Award. The time period during which the performance goals must be met is called the "Performance Period."

     The Board will set performance goals which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid. The performance measure(s) to be used will be chosen from among: (1) earnings per share, (2) net income (before and after taxes), (3) operating income (before or after taxes), (4) return on invested capital, return on assets, or return on equity, (5) cash flow return on investments which equals net cash flows divided by owners' equity, (6) earnings before interest or taxes, (7) gross revenues or revenue growth, (8) market share, and (9) growth in share price or total shareholder return.

     The Board will have the discretion to adjust the determinations of the degree of attainment of the initially established performance goals on a Corporation-wide or divisional basis; however, Awards which are designed to qualify for the performance-based exception of Section 162(m) of the Code may not be adjusted upward.

     If applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining Shareholder approval of such changes, then the Board, in its sole discretion, may make such changes without obtaining Shareholder approval. In addition, if the Board determines that it is advisable to grant Awards which will not qualify for the performance-based exception, then the Board may make such grants without satisfying the requirements of Section 162(m).

     The Board may pay Performance Units/Shares and Cash-Based Awards in the form of cash or shares of Common Stock (or any combination) which have an aggregate Fair Market Value equal to the value of the Awards earned at the close of the Performance Period.

     At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to shares of Common Stock which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions that apply to dividends earned with respect to shares of Restricted Stock). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such shares.

     Unless determined otherwise by the Board and set forth in the Participant's Award Agreement, in the event the employment or Directorship of a Participant is terminated by reason of death, disability, early retirement or retirement during a Performance Period, the Participant will receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated.

     Payment of earned Performance Units/Shares or Cash-Based Awards will be made at a time specified by the Board in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to employees, who are "covered employees" as defined in the regulations promulgated under Section 162(m) of the Code, and who retire during a Performance Period, payments are made at the same time they are made to Participants who did not terminate employment during the applicable Performance Period.

     In the event that a Participant's employment or Directorship terminates for any reason other than those reasons set forth above during a Performance Period, all Performance Units/Shares and Cash-Based Awards are forfeited by the Participant to the Corporation unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

     Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be asserted during the Participant's lifetime only by the Participant or the Participant's legal representative.

RESTRICTED STOCK

     Each Restricted Stock grant will be stated in a Restricted Stock Award Agreement that will specify the period(s) of restriction, the number of shares of Restricted Stock granted, and such other provisions as deemed necessary by the Board.

     The shares of Restricted Stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Board and specified in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan are available only to the Participant during his or her lifetime.

     The Corporation may retain the certificates representing shares of Restricted Stock in the Corporation's possession until the time all conditions and/or restrictions applicable to the shares have been satisfied. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan become freely transferable by the Participant after the last day of the applicable period of Restriction. Participants holding shares of Restricted Stock granted by the Board may be granted the right to exercise full voting rights with respect to those shares during the period of Restriction.

     During the period of Restriction, Participants holding shares of Restricted Stock may be credited with regular cash dividends paid with respect to the underlying shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate.

     Each Restricted Stock Award will set forth the extent to which the Participant will have the right to receive unvested Restricted Shares following termination of the Participant's employment or Directorship with the Corporation. Such provisions will be determined in the sole discretion of the Board and included in the Award Agreement entered into with each Participant. Additionally, these provisions need not be uniform among all shares of Restricted Stock issued pursuant to the Plan.

CHANGE IN CONTROL

     A "Change in Control" of the Corporation occurs when:

     (1) Any natural person, corporation, government, or political subdivision, agency, or instrumentality of a government, or partnership, limited partnership, syndicate , or other group of two or more natural persons ("Person"), (other than those Persons in control of the Corporation as of May 27, 1999, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or a corporation owned directly or indirectly by the Shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), either directly or indirectly of securities of the

Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or

     (2) During any period of two consecutive years (not including any period prior to May 27, 1999), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Corporation's Shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), then cease to constitute a majority of the Board; or

     (3) The Shareholders of the Corporation approve: (i) a plan of complete liquidation of the Corporation; or (ii) an agreement for the sale or disposition of all or substantially all of the Corporation's assets; or (iii) a merger, consolidation, or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization;

     (4) However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity Participant in the purchasing Corporation or group (except for: (i) passive ownership of less than three percent of the stock of the purchasing Corporation; or (ii) ownership of equity in the purchasing Corporation or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

     Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges: (1) any and all Stock Options granted pursuant to the Plan shall become immediately exercisable; (2) any Restriction Periods and restrictions imposed on Restricted Shares which are not performance-based, as set forth in the Restricted Stock Award Agreement, shall lapse; (3) the target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within 30 days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to Participants in cash within 30 days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

     The above provisions cannot be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award previously granted under the Plan without the prior written consent of the Participant with respect to the Participant's outstanding Awards. However, the Board may terminate, amend or modify the above provisions at any time prior to the date of a Change in Control. Finally, if the consummation of a Change in Control is contingent on using the pooling of interests method, the Board may take any action necessary to preserve the use of pooling of interests accounting.

AMENDMENT, MODIFICATION, AND TERMINATION

     Subject to the terms of the Plan, the Board may at any time, alter, amend, suspend or terminate the Plan in whole or in part. In addition, the Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment will be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended or the requirements of any state law.

     Without the written consent of the Participant holding an Award, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan. At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m) unless the Board determines that such compliance is not desired. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may make any adjustments it deems appropriate.

WITHHOLDING

     The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon the exercise of Stock Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted pursuant to the Plan, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code, as presently in effect, a Participant will not be deemed to recognize any income for federal income tax purposes at the time a Stock Option is granted or a Restricted Stock Award is made, nor will the Corporation be entitled to a tax deduction at that time. However, when any part of a Stock Option is exercised, when restrictions on Restricted Stock lapse, or when payments are made under a Performance Share, Performance Unit, or Cash-Based Award, the federal income tax consequences may be summarized as follows:

1. In the case of an exercise of a Stock Option other than an Incentive Stock Option ("ISO"), the Stock Optionee will generally recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares on the exercise date over the Stock Option price.

2. In the case of an exercise of payment under a Performance Share, Performance Unit, or Cash-Based Award, the Participant will generally recognize ordinary income on the exercise date in an amount equal to any cash and the Fair Market Value of any unrestricted shares received.

3. In the case of an Award of Restricted Stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the Fair Market Value of the stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received rather than when his or her interest is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the Restricted Stock.

4. In the case of ISO's, there is generally no tax liability at the time of exercise. However, the excess of the Fair Market Value of the stock on the exercise date over the Stock Option price is included in the Stock Optionee's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the Stock Optionee will realize a capital gain or loss upon a sale of the stock, equal to the difference between the Stock Option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally be equal to the excess of the Fair Market Value of the stock on the date of exercise (or, if less, the amount of gain realized on the disposition of the stock) over the Stock Option price, and the balance of any gain or loss will be treated as capital gain or loss. In order for ISO's to be treated as described above, the Participant must remain employed by the Corporation (or a subsidiary in which the Corporation holds at least 50 percent of the voting power) from the ISO's grant date until three months before the ISO is exercised. The three-month period is extended to one year if the Participant's employment terminates on account of disability. If the Participant does not meet the employment requirement, the Stock Option will be treated for federal income tax purposes as a Stock Option described in paragraph 1, above. A Participant who exercises an ISO might also be subject to an alternative minimum tax.

5. Upon the exercise of a Stock Option other than an ISO, the recognition of income on Restricted Stock, or the payment under a Performance Share, Performance Unit, or stock-based Award, the Corporation will generally be allowed an income tax deduction equal to the ordinary income recognized by the Participant, but in the case of the recognition of income on Restricted Stock, the deduction will be allowed in the Corporation's taxable year in which ends the taxable year of the Participant in which he or she recognizes the income. The Corporation will not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to an Award, the recipient will recognize ordinary income equal to the amount of cash received and the Corporation will generally be entitled to a deduction of the same amount.

6. Pursuant to Section 162(m) of the Code, the Corporation may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year is the Corporation's Chief Executive Officer or among one of its four other highest compensated Officers for that year. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Corporation believes that compensation attributable to Stock Options granted under the Plan will be treated as qualified performance-based compensation and therefore will not be subject to the deduction limit. The Plan also authorizes the grant of Performance Shares, Performance Units, and Cash-Based Awards utilizing the performance criteria set forth in the Plan so that payments under such Awards may likewise be treated as qualified performance-based compensation.

     The foregoing is only a summary of the federal income tax consequences of participation in the Plan. Each Participant is advised to consult his or her own tax adviser for the federal income tax effects attributable to his or her own participation in the Plan.

VOTE REQUIRED

     The affirmative vote of a majority of the Corporation's Common Stock outstanding will constitute approval of the Plan. The Board of Directors of the Corporation recommends a VOTE FOR such approval of the Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and with the New York and Chicago Stock Exchanges. Executive Officers, Directors and greater-than-ten-percent Shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to the Corporation, or written representations that no such reports were required, the Corporation believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the Fiscal Year ended January 30, 1999.

                                     VOTING

     Under the New York Business Corporation Law (the "BCL") and the Corporation's Certificate of Incorporation, the presence, in person or represented by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of Shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by Proxy, at the Annual Meeting will be counted as present, regardless of whether the holder of the shares or Proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter. Once a quorum of Shareholders is established, the affirmative vote of a plurality of the shares which are present in person or represented by Proxy at the Annual Meeting is required to elect each Director. The affirmative vote of a majority of the shares which are present in person or represented by Proxy and entitled to vote at the Annual Meeting is required to act on any other matter properly brought before the Annual Meeting.

     Shares represented by Proxies which are marked "vote withheld" with respect to the election of any person to serve on the Board of Directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by Proxies which are marked "abstain" with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote. Shares represented by Proxies which deny the Proxy-holder discretionary authority to vote on a proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote.

     The Corporation knows of no other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such Proxies.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of eligible Shareholders intended to be presented at the 2000 Annual Meeting, currently scheduled to be held on May 25, 2000, must be received by the Corporation by December 28, 1999 for inclusion in the Corporation's Proxy Statement and Proxy relating to that meeting. Upon receipt of any such proposal, the Corporation will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Shareholder to nominate a candidate for Director, under the Corporation's Bylaws timely notice of the nomination must be received by the Corporation in advance of the meeting. Ordinarily, such notice must be received by the Corporation not less than 60 days (by March 26, 2000) nor more than 90 days (by February 25, 2000) prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by such Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The Shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as (a) the name, age, business and residence addresses, occupation and shares held of such person; (b) any other information relating to such nominee required to be disclosed in the Proxy Statement; and (c) the name, address and shares held by the Shareholder.

     In order for a Shareholder to bring other business before a Shareholder meeting, under the Corporation's Bylaws timely notice must be received by the Corporation within the time limits described above. A Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting various information regarding the proposal, including (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons therefor, (b) the name and address of such

Shareholder proposing such business, (c) the number of shares of Common Stock of the Corporation which are beneficially owned by such Shareholder and (d) any material interest of such Shareholder in such business. These requirements are separate from and in addition to the requirements a Shareholder must meet to have a proposal included in the Corporation's Proxy Statement.

     In each case, notice must be given to the Vice President, General Counsel and Corporate Secretary of the Corporation, whose address is 8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029. Any Shareholder desiring a copy of the Corporation's Bylaws will be forwarded one without charge upon written request from such individual.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP were the auditors for the Corporation for the year ended January 30, 1999, and the Board of Directors, on the recommendation of its Audit Committee, has engaged that firm as auditors for the year ending January 29, 2000. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions that may be raised, and they will have an opportunity to make a statement, if they so desire.

                                 MISCELLANEOUS

     The Corporation will bear the cost of solicitation of Proxies. Proxies will be solicited by mail. The Corporation has retained Georgeson & Company Inc., a proxy solicitation firm, to assist in the solicitation of proxies for the 1998 and 1999 Annual Meetings of Shareholders from banks, brokers, nominees and intermediaries at a base annual fee of $6,500, plus reasonable out-of-pocket expenses. All expenses of solicitation will be paid by the Corporation. They also may be solicited by Executive Officers and regular employees of the Corporation personally or by telephone or telegram, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred therein.

     Even though you plan to attend the meeting in person, please sign, date and return the enclosed Proxy promptly, or vote electronically in accordance with the instructions shown on the enclosed Proxy. The person giving a Proxy has the power to revoke it, at any time before it is exercised, by giving written notice of revocation to the Vice President, General Counsel and Corporate Secretary of the Corporation or by duly executing and delivering a Proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote. All shares represented by Proxies received in time to be counted at the Annual Meeting will be voted. A postage paid, return addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

                                          ROBERT D. PICKLE
                                          Vice President, General Counsel
                                          and Corporate Secretary
8300 Maryland Avenue
Post Office Box 29
St. Louis, Missouri 63166-0029
April 26, 1999

                                                                       EXHIBIT 1

                                  ARTICLE II.

     "Section 1. Number. The number of directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the stockholders or by the Board of Directors by an amendment to these Bylaws. Subject to amendment of these Bylaws, as aforesaid, the number of directors of the Corporation shall be eight. Such directors shall be classified in respect of the time for which they shall severally hold office by dividing them into two classes consisting of three directors each and one class consisting of two directors. At each annual election, the successors of the directors of the class whose term shall expire in that year shall be elected to hold office for the term of three years so that the term of office of one class of directors shall expire in each year. The Board of Directors shall not choose as a director to fill a temporary vacancy any person over the age of seventy years, and shall not recommend to the stockholders any person for election as a director for a term extending beyond the Annual Meeting of Stockholders following the end of the calendar year during which he attains his seventieth birthday, provided, however, that this shall not prevent the designation by the Board of such person as an Honorary Director, to serve without vote."

                                                                       EXHIBIT 2

        BROWN GROUP, INC. INCENTIVE AND STOCK COMPENSATION PLAN OF 1999,
                                  AS PROPOSED

CONTENTS                                                                   PAGE
--------                                                                   ----
Article 1.   Establishment, Objectives, and Duration.....................    33
Article 2.   Definitions.................................................    34
Article 3.   Administration..............................................    36
Article 4.   Shares Subject to the Plan and Maximum Awards...............    36
Article 5.   Eligibility and Participation...............................    37
Article 6.   Stock Options...............................................    37
Article 7.   Performance Units, Performance Shares, and Cash-Based           38
             Awards......................................................
Article 8.   Restricted Stock............................................    39
Article 9.   Performance Measures........................................    40
Article 10.  Beneficiary Designation.....................................    41
Article 11.  Deferrals...................................................    41
Article 12.  Rights of Employees/Directors...............................    41
Article 13.  Change in Control...........................................    41
Article 14.  Amendment, Modification, and Termination....................    42
Article 15.  Withholding.................................................    43
Article 16.  Indemnification.............................................    43
Article 17.  Successors..................................................    43
Article 18.  Legal Construction..........................................    43

        BROWN GROUP, INC. INCENTIVE AND STOCK COMPENSATION PLAN OF 1999

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Brown Group, Inc., a New York corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Brown Group, Inc. Incentive and Stock Compensation Plan of 1999" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares, Performance Units, and Cash-Based Awards.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of May 27, 1999 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to increase shareholder value, long-term.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after May 27, 2009.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1 "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

     2.3 "AWARD AGREEMENT" means an agreement entered into between the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     2.4 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.5 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.6 "CASH-BASED AWARD" means an Award granted to a Participant, as described in Article 7 herein.

     2.7 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

        (a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

        (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

        (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all of the Company's assets; or
             (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

        (d) However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except:
             (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of an equity participant in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

     2.8   "CODE" means the Internal Revenue Code of 1986, as amended.

     2.9 "COMMITTEE" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. Any such committee shall be comprised entirely of Directors.

     2.10 "COMPANY" means Brown Group, Inc., a New York corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 17 herein.

     2.11 "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     2.12 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan.

     2.13 "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

     2.14 "EARLY RETIREMENT" shall have the meaning ascribed to such term in the BGI Retirement Plan.

     2.15 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
          Section 1.1 hereof.

     2.16 "EMPLOYEE" means any employee of the Company or its Subsidiaries or Affiliates. Directors who are employed by the Company shall be considered Employees under this Plan.

     2.17 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.18 "FAIR MARKET VALUE" shall mean the average of the highest and lowest quoted selling prices for Shares on the New York Stock Exchange or equivalent securities exchange on the relevant date, or if there is no sale on such date, then on the last previous day on which a sale was reported.

     2.19 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code
          Section 422.

     2.20 "INSIDER" shall mean an individual who is, on the relevant date, an officer or director of the Company, or a more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act.

     2.21 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     2.22 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.23 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.24 "PARTICIPANT" means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

     2.25 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.26 "PERFORMANCE PERIOD" See Section 7.2.

     2.27 "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 7 herein.

     2.28 "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 7 herein.

     2.29 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.30 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.31 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
          Article 8 herein.

     2.32 "RETIREMENT" shall have the meaning ascribed to such term in the Brown Group, Inc. Retirement Plan.

     2.33 "SHARES" means the shares of common stock of the Company.

     2.34 "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

ARTICLE 3. ADMINISTRATION

     3.1 GENERAL. The Plan shall be administered by the Board, or (subject to the following) by any Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

     3.2 AUTHORITY OF THE BOARD. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section
3.1 herein), the Board may delegate its authority as identified herein.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

     3.4 OUTSIDE DIRECTORS. If the Award under the Plan is designed to meet the Performance-Based Exception, the Committee will consist of not less than two outside directors who shall meet the requirements of Reg. 1.162-27(e)(3).

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be nine hundred thousand (900,000). Additionally, Shares approved pursuant to the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1998 (the "1998 Plan") which have not as yet been awarded and Shares subject to any award that is canceled, terminates, expires, or lapses for any reason shall become available for grant under the Plan. No more than three hundred thousand (300,000) Shares reserved for issuance under this Plan may be granted in the form of Performance Shares and no more than two hundred four thousand (204,000) Shares, including carryover Shares from the 1998 Plan, may be granted in the form of Restricted Shares. The Board shall determine the appropriate method for calculating the number of shares issued pursuant to the Plan. The following rules shall apply to grants of Awards under the Plan:

     (a) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant, shall be one hundred fifty thousand (150,000).

     (b) PERFORMANCE SHARES/PERFORMANCE UNITS: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant, shall be equal to the value of one hundred thousand (100,000) Shares.

     (c) CASH-BASED AWARDS: The maximum payout with respect to Cash-Based Awards in any one fiscal year to any one single Participant, shall be one million five hundred thousand dollars ($1,500,000).

     (d) RESTRICTED STOCK: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant, shall be fifty thousand (50,000).

     4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees and Directors.

     5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Provided, however, if the Award is subject to the Performance-Based Exception, the Committee will determine eligibility.

ARTICLE 6. STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Only Employees may be granted ISOs.

     6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

     6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering (either actual or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (c) by a combination of (a) and (b), or (d) cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

     Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board or Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board or Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

     6.9  NONTRANSFERABILITY OF OPTIONS.

     (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

     7.1 GRANT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

     7.2 VALUE OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals, as described in Article 9, in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to the Participant. For purposes of this Article 7, the time period during which the performance goals must be met shall be called a "Performance Period."

     7.3 EARNING OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout, based on the discretion of the Board, on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     7.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in the manner set forth in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares and Cash-Based Awards at the close of the applicable Performance Period. Such payment may be made subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such Shares.

     7.5 TERMINATION OF EMPLOYMENT/DIRECTORSHIP DUE TO DEATH, DISABILITY, EARLY RETIREMENT OR RETIREMENT. Unless determined otherwise by the Board and set forth in the Participant's Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, Early Retirement or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated.

     Payment of earned Performance Units/Shares or Cash-Based Awards shall be made at a time specified by the Board in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

     7.6 TERMINATION OF EMPLOYMENT/DIRECTORSHIP FOR OTHER REASONS. In the event that a Participant's employment or directorship terminates for any reason other than those reasons set forth in Section 7.5 herein during a Performance Period, all Performance Units/Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

     7.7 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be asserted during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 8. RESTRICTED STOCK

     8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Board shall determine.

     8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

     8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4 OTHER RESTRICTIONS. Subject to Article 11 herein, the Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals described in Article 9 (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

     The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5 VOTING RIGHTS. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

     8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

     8.7 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9. PERFORMANCE MEASURES

     Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees (or Employees who may become Covered Employees) which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

     (a)  Earnings per share;

     (b)  Net income (before or after taxes);

     (c)  Operating Income (before or after taxes);

     (d)  Return on invested capital, return on assets, or return on equity;

     (e) Cash flow return on investments which equals net cash flows divided by owners' equity;

     (f)  Earnings before interest or taxes;

     (g)  Gross revenues or revenue growth;

     (h)  Market Share; and

     (i)   Growth in share price or total shareholder return.

     The Board shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals on a Company-wide or divisional basis; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 10. BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. DEFERRALS

     The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares and Cash-based Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12. RIGHTS OF EMPLOYEES/DIRECTORS

     12.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     12.2 PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. CHANGE IN CONTROL

     13.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (a) Any and all Options granted hereunder shall become immediately exercisable;

     (b) Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based, as set forth in the Restricted Stock Award Agreement, shall lapse;

     (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

     13.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 14.3 hereof) or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 13 at any time and from time to time prior to the date of a Change in Control.

     13.3 POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using the pooling of interests accounting method, the Board may take any action necessary to preserve the use of pooling of interests accounting.

ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION

     14.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     14.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended or the requirements of any state law.

     14.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 13.2 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     14.4 COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 14, make any adjustments it deems appropriate.

ARTICLE 15. WITHHOLDING

     15.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     15.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

ARTICLE 16. INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 17. SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. LEGAL CONSTRUCTION

     18.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     18.5 GOVERNING LAW. For purposes of shareholder approval, the Plan shall be governed by the laws of the State of New York. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of Missouri without regard to conflicts of laws principles which might otherwise apply. Any litigation arising out of, in connection with, or concerning any aspect of the Plan or Awards granted hereunder shall be conducted exclusively in the State or Federal courts in Missouri.

                                                                       EXHIBIT 3

                   POLICY ON CONFIDENTIAL SHAREHOLDER VOTING

     "It is the policy of the Corporation that all proxies, ballots and vote tabulations that identify the vote of a Shareholder will be kept confidential from the Corporation, its Directors, Officers and employees until after a final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Corporation or to assert a claim by the Corporation, and when written comments by a Shareholder appear on a proxy and/or other voting material. The Corporation intends to continue its long standing practice of retaining an independent tabulator to receive and tabulate proxies, and independent inspectors of election to certify the results."

                               BROWN GROUP, INC.

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
                        FOR ANNUAL MEETING MAY 27, 1999


The undersigned hereby constitutes and appoints Ronald A. Fromm, Harry E. Rich and Robert D. Pickle, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of BROWN GROUP, INC., to be held in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri, on Thursday, May 27 1999, at 11 o'clock a.m., and at any adjournments thereof, and to vote all the shares of Common Stock of the Corporation standing on the books of the Corporation in the name of the undersigned as specified on the reverse side hereof and in their discretion on such other business as may properly come before the meeting.





-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                               [BROWN GROUP LOGO]

                8300 MARYLAND AVENUE, ST. LOUIS, MISSOURI 63105



                                                                  April 26, 1999


Dear Shareholder:


     The Annual Meeting of Shareholders of Brown Group, Inc. will be held on the 27th day of May, 1999, at 11:00 a.m., in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached Proxy form above, and return it promptly in the envelope provided or vote electronically as instructed on the reverse side hereof.

                                     (over)

   [X] Please mark your                                                    2283
       votes as in this
       example.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:


               FOR    WITHHELD                                                                               FOR  AGAINST   ABSTAIN
1. ELECTION OF [ ]      [ ]    Nominees:              2. RATIFICATION AND APPROVAL OF THE PROPOSAL TO        [ ]    [ ]       [ ]
   DIRECTORS                   Ronald A. Fromm           AMEND THE CERTIFICATE OF INCORPORATION OF THE
                               Patricia G. McGinnis      CORPORATION SO AS TO CHANGE ITS NAME TO "BROWN
                                                         SHOE COMPANY, INC.".
For, except vote withheld from the
following nominee(s):                                 3. RATIFICATION AND APPROVAL OF THE BROWN GROUP, INC.  [ ]    [ ]       [ ]
                                                         INCENTIVE AND STOCK COMPENSATION PLAN OF 1999 AND
                                                         THE ALLOCATION OF 900,000 SHARES OF THE CORPORA-
_____________________________                            TION'S COMMON STOCK TO THE PLAN.

                                                                              This Proxy, when properly executed, will be voted
                                                                              in the manner directed by the undersigned Shareholder.
                                                                              If no direction is made, this Proxy will be voted for
                                                                              Proposals 1, 2 and 3, as recommended by the Board of
                                                                              Directors.

                                                                                     THIS PROXY MUST BE SIGNED EXACTLY AS
                                                                                             NAME APPEARS HEREON.

                                                                              Executors, administrators, trustees, etc. should give
                                                                              full titles as such.  If the signer is a corporation,
                                                                              please sign full corporate name by duly authorized
                                                                              officer.





                                                                              __________________________________________________



                                                                              __________________________________________________
                                                                                SIGNATURE(S)                         DATE

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 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY, USING THE ENCLOSED ENVELOPE.
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                                          PLEASE DETACH PROXY HERE, SIGN AND MAIL

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Dear Shareholder:


Brown Group, Inc. encourages you to take advantage of the convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or by telephone. This eliminates the need to return the Proxy card.

To vote your shares electronically, you must use the control number. The control number is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1.  To vote over the internet:
    - Log on to the Internet and go to the web site http://www.vote-by-net.com

2.  To vote by telephone:
    - On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683)


Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the Proxy card.


                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.